EXHIBIT 10.22

                            NATIONAL COAL CORPORATION
                            8915 George Williams Road
                           Knoxville, Tennessee 37923

September 20, 2005

Kenneth F. Hodak
1262 Polo Lake Drive
Ellisville, Mo. 63021

Re:  Employment Offer

Dear Ken:

On behalf of National Coal Corporation, I am pleased to extend an offer of employment with out Company for the position of Executive Vice President and Chief Operating Officer. This position will report directly to me.

Through your experience and expertise, National Coal is confident you will make an important contribution to this Company. We look forward to you joining our team.

National Coal is offering to you a compensation package, which includes the following:

     1. BASE SALARY: Your annual salary shall be $240,000.00, which shall be payable semi-monthly;

     2. BONUS: You shall be eligible to receive an annual bonus of up to one-half of your annual salary, to be determined based upon your performance and attainment of goals as agreed by senior management and to the Board;

     3. STOCK OPTIONS: Upon your commencement of employment, you will be granted the option to purchase 100,000 shares of stock of National Coal Corp., the Florida parent corporation, at the "strike price" on the date of your execution and return of this Employment Offer, which shall vest 25% each year on the anniversary date of your employment for the next four years;

     4. SIGNING BONUS: Upon your commencement of employment, you shall be paid a signing bonus of $85,000.00, conditioned upon your remaining an employee for not less than 12 months and which shall be paid as you elect in a lump sum or in installments;

     5. MOVING EXPENSES: Upon your moving to Tennessee to assume this position, you will be reimbursed for your "out of pocket" moving expenses up to $10,000.00, excluding any real estate commissions;


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     6.   SEVERANCE:

          (A) If your employment is terminated by the Company without cause and for the convenience of the Company, except pursuant to a "change of control" as provided in below subsection (B), you shall be paid severance compensation equal to six months of your then current rate of salary and your stock options shall continue to vest and be exercisable in conformity with the Company policy (Termination of employment "for cause" shall render all unvested stock options to be void.); and

          (B) if your employment is terminated by the Company as a result of a "change of control" of the Company and the "change of control" occurs within one year of your date of commencement of employment, you shall be paid severance compensation equal to one year's salary and your stock options shall vest in conformity with Company policy;

     7. ANNUAL REVIEW: Your performance will be reviewed annually and you will be provided a meeting to discuss your review.

     8.   ADDITIONAL BENEFITS:

          (A) A Company owned and maintained automobile suitable to your position and appropriate for the performance of your duties will be provided to you for your use;

          (B) The Company will provide to you a cellular telephone for your use;

          (C) The Company will acquire "key-man" life insurance in the amount of $2,000,000.00 for which the beneficiary shall be 1/2 the Company and 1/2 as you direct;

          (D)  The  Company  shall   provide  to  you   temporary   housing  and
               reimbursement for your meals for a period of 3 months or until you are able to move to Tennessee, which ever is earlier;

          (E) The Company shall reimburse you for the costs of your travel from your current resident to Knoxville, Tennessee, and back as may be necessary to enable you move to Tennessee and to sell your current residence:

          (F) The Company shall provide to you the usual and normal benefits provided to its employees as set forth in the Employee Handbook, including but not limited to, health insurance, vacation, costs of maintenance of your professional status, and indemnification for your acts taken for the benefit of the Company and not taken willfully with the intent to bring injury or disrepute to the Company.


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We are pleased to extend this offer to you and look forward working with you. If this offer is acceptable, please sign and date on the below provided lines and return the signed copy to us by mail and facsimile transmission.

Sincerely,
National Coal Corporation


/s/ Jon E. Nix
-------------------------
Jon E. Nix
President



I, Kenneth F. Hodak, do hereby accept the employment offer of National Coal corporation as above set forth and I agree there are no other terms or conditions, either expressed or implied.

/s/ Kenneth F. Hodak                             September 20, 2005
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Kenneth F. Hodak                                 Date